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                                                            EXHIBIT NO. EX-99.j

               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS
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We hereby consent to the incorporation by reference in this Registration
Statement on Form N-1A of our reports dated January 12, 2001, relating to the financial statements and financial highlights which appear in the November 30, 2000 Annual Report of Tax-Managed U.S. Marketwide Value Portfolio, Tax-Managed U.S. Small Cap Value Portfolio (formerly, Tax-Managed U.S. 5-10 Value Portfolio), Tax-Managed U.S. Small Cap Portfolio (formerly, Tax-Managed U.S. 6-10 Small Company Portfolio) and Tax-Managed DFA International Value Portfolio (constituting portfolios within DFA Investment Dimensions Group Inc.), and Tax-Managed U.S. Marketwide Value Series (constituting a portfolio within DFA Investment Trust Company) which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights", "Service Providers", "Independent Certified Public Accountants" and "Financial Statements" in such Registration Statement.

PricewaterhouseCoopers LLP
Fort Lauderdale, Florida
May 17, 2001